UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2013

TEAMUPSPORT INC.
(Exact name of registrant as specified in its charter)

Nevada	333-176429	98-0366971
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

88 College Hill, Ponsonby, Auckland NZ
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 011.64.214.664 45

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 10, 2013, we entered into a binding letter agreement (the “LOI”) with Sandwich Isles Trading Co. Inc. (“Sandwich Isles”), a company incorporated in the State of Hawaii, whereby, following entry into a formal agreement and the closing, we propose to purchase all of the assets and business of Sandwich Isles in consideration for the issuance to Sandwich Isles of 42,750,000 post-split shares (the “Shares”) of common stock of our company (the “Transaction”).

Within seven days of the execution of the LOI, we will arrange a bridge loan from a third party to Sandwich Isles for $500,000 (the “Bridge Loan”).  In the event the Transaction closes, the proceeds of the Bridge Loan will be converted to shares of common stock of our company at a conversion price of $0.45 per share.  In the event that the Transaction does not occur by September 1, 2013, unless extended by the Bridge Loan lenders, the Bridge Loan will be due and payable by December 1, 2013 with interest at 12% per annum calculated monthly from the date of advance.

We have agreed to arrange an equity financing for gross proceeds of $500,000 to be closed at the closing of the Transaction, for shares of common stock of our company issued a price of $0.45 per share (the “Financing”). Within 6 months of the closing of the Transaction, we have agreed to arrange an additional equity financing for $600,000, consisting of 1,333,333 units, each unit comprising one share of common stock and one warrant, issued at a price of $0.45 per unit.  Each warrant will be exercisable for 5 years after closing of the Transaction at an exercise price of $0.65.  We will pay a finder for services in finding the Bridge Loan lender and the Financing purchaser a total of 2,222,222 warrants, each exercisable for one common shares for 5 years after closing of the Transaction at a price of $0.65 per share.

Closing of the Transaction is subject to a number of conditions including, but not limited to, the entry into a formal agreement and the closing of the Financing. There is no assurance that the Transaction will close as contemplated or at all.

A copy of the letter agreement is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

About Sandwich Isles Trading Company, Inc. dba KonaRed®

Overview

Sandwich Isles Trading Company, Inc. dba KonaRed® (“KonaRed”) is the emerging leader in the branded coffee fruit health food industry. Previously discarded as a byproduct of coffee production, the fruit surrounding the coffee seed or bean has been scientifically recognized as an antioxidant with robust wellness qualities. Based in Hawaii and bolstered by supply relationships with Kona-based coffee producers, KonaRed Antioxidant Juice is being distributed through several major retailers.

After its first major retail contract in May 2011 at Whole Foods Market, followed by shelf space entré at Costco and Hawaiian supermarket chain Foodland, KonaRed has further expanded sales through food,  drug, military, convenience and specialty channels.

In addition to its flagship KonaRed functional beverage, KonaRed also operates a branded ingredients division for coffee berry powder and extract supply. The sale of fruit powders and extracts allows KonaRed to sell product in health-oriented consumer product venues.

KonaRed is now featured as a branded smoothie ingredient at 32 Jamba Juice stores in Hawaii, with a national promotional roll-out into additional locations scheduled for the summer of 2013. Additionally, prominent coffee roasters and wholesale distributors S&D Coffee and Lion Coffee are currently selling KonaRed-based anti-oxidant coffee blends.

While the majority of revenues are still derived primarily from beverage sales, ingredient division sales are intended to contribute more materially to future performance.

Utilizing its “Paradise in a Bottle®” tag line, KonaRed is marketed as a premium functional wellness beverage, currently sold in the produce juice cooler section.

Management

The following is a brief description of KonaRed’s key management personnel.

Shaun Roberts, CEO and Co-Founder

A proven entrepreneur and operator, Mr. Roberts has been responsible for securing retail placement for over 250 products in his career. As a co- founder of KonaRed, he has been instrumental in cultivating supply, retail and strategic alliances to position KonaRed in the coffee fruit space.

Mr. Robert’s broad-based consumer products experience has included co-founding and building Green City Products (with his wife, Dana Roberts), which sold ecological-friendly cleaning products into the southern California wholesale marketplace. In the context of his product launch responsibilities, Mr. Roberts was responsible for capturing major accounts, which included Ace Hardware, Albertsons and San Diego Port Authority. At the time, the couple was also involved in creating Earth Friendly Products, an entity which was associated with Venus Laboratories, a cleaning products manufacturer which owns the Petastic brand. Subsequently, the Roberts sold their equity interest in Earth Friendly Products to Venus Laboratories.

Previously, Mr. Roberts worked in Western Regional Sales for ABM, a Fortune 1000 company. After completing his studies in economics at San Diego State University, Mr. Roberts worked as a salesman with Waxie Sanitary Supply.

More recently, in league with Dana Roberts, he co-founded Malie, Inc., an organic cosmetic skin care enterprise.

Dana Roberts, CFO and Co-Founder

While overseeing KonaRed’s accounting, cash management and internal controls, Ms. Roberts is also co-founder and CEO of Malie, Inc., a premier spa and beauty products company with 2 retail locations in Hawaii and wholesale distribution across the globe. She is the face of the Malie brand and has insightfully carved out a unique market niche for the growing company.

Collaborating closely with husband Shaun Roberts, Ms. Roberts has gleaned significant operating experience during her diversified business career. In addition to her financial operations responsibilities, she has also worked in the areas of branding, consumer marketing, and logistics controls. Ms. Roberts graduated with a Marketing degree from San Diego State University in 1995.

Steven Schorr, Chief Scientific Officer and Co-Founder

As an innovator and scientist with over 40 years of experience in the development of biotechnology products and companies, Mr. Schorr has been responsible for creating KonaRed’s proprietary coffee berry extraction processes and in working with IP counsel to establish the framework for patenting the subject technology.  He has also spearheaded the KonaRed’s commitment to quantify the biochemistry underlying its products.

In his role with KonaRed, Mr.Schorr has played a pivotal role in product conception, design and development, manufacturing and production, directing scientific research and legal management.

He is also the author of 20 U.S. and International Patents, including 5 patents related to aeroponic technology (the process of growing plants in an air or mist environment without the use of soil).

Current Objectives

KonaRed has penetrated a number of major retail channels in the 18 months post launch. The next phase is intended to be centered on maximizing sales execution at existing doors, securing additional doors with current accounts, and planned venue additions with new accounts.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Exhibit Description
10.1	Binding Letter agreement dated June 5, 2013 with Sandwich Isles Trading Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAMUPSPORT INC.

/s/ Richenda Rowe
Richenda Rowe
Chief Executive Officer, Chief Financial Officer and director

June 11, 2013